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                                                                   Exhibit 10.34

                   FUNDED COMMITMENT FACILITY ESCROW AGREEMENT

               THIS FUNDED COMMITMENT FACILITY ESCROW AGREEMENT (this "Escrow Agreement"), dated as of August 24, 1998 by and among Northstar High Total Return Fund ("Northstar Return"), Northstar High Total Return Fund II ("Northstar Return III"), Northstar High Yield Fund ("Northstar Yield"), Northstar Strategic Income Fund ("Northstar Income," together with Northstar Return, Northstar Return II and Northstar Yield, the "Purchasers"), Intracel Corporation, a Delaware corporation (the "Company"), and Bank of America NT & SA, doing business as Seattle First National Bank, (together with its successors and assigns, the "Escrow Agent").

                              W I T N E S S E T H:

               WHEREAS, the Company has sold to the Purchasers and the Purchasers have purchased on the date hereof, certain Guaranteed Senior Secured Primary Promissory Notes (the "Primary Notes") in the aggregate amount of $35,000,000 in accordance with the terms of the Securities Purchase Agreement dated the date hereof among the Purchasers and the Company (the "Securities Purchase Agreement"); and

               WHEREAS, the Company has sold to the Purchasers and the Purchasers have purchased on the date hereof, certain Guaranteed Senior Secured Escrow Promissory Notes (the "Escrow Notes") in the aggregate amount of $6,000,000 in accordance with the terms of the Securities Purchase Agreement (the Primary Notes and the Escrow Notes are collectively referred to herein as the "Notes"), and

               WHEREAS, the obligations of the Company under the Securities Purchase Agreement, the Notes and the Ancillary Agreements (the "Obligations"), are secured on the terms and conditions contained in the Securities Documents (as that term is defined in the Securities Purchase Agreement; and

               WHEREAS, the Obligations of the Company are guaranteed by the Company's Subsidiaries in accordance with the Guaranty Agreement dated the date hereof among the Purchasers and the Company (the "Guaranty Agreement"); and

               WHEREAS, in connection with the purchase and sale of the Notes, the Company is obligated to deposit into escrow with the Escrow Agent Six Million Dollars ($6,000,000), which sum represents all of the cash proceeds from the sale of the Escrow Notes, to be held and disbursed by the Escrow Agent on the terms and conditions hereinafter set forth;


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               NOW THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, agreements and other consideration contained and exchanged in this Escrow Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                1. Definitions. Capitalized terms defined in the Securities Purchase Agreement, the Notes and the Ancillary Agreements, when used herein without definition, shall have the respective meanings set forth therein.

                2. Appointment of Escrow Agent. The Purchasers and the Company hereby designate and appoint the Escrow Agent to serve in accordance with the terms, conditions and provisions of this Escrow Agreement, and the Escrow Agent hereby agrees to act as such upon the terms, conditions and provisions provided in this Escrow Agreement.

                3. Escrow. On the date hereof, the Company has instructed the Purchasers to deliver and the Purchasers have delivered to the Escrow Agent the sum of Six Million Dollars ($6,000,000) (the "Escrow Fund"), the receipt of which the Escrow Agent hereby acknowledges. The Escrow Fund shall be deposited in the account described on Annex I hereto for receipt of such amount (the "Escrow Account") and shall be held in such Escrow Account and distributed in accordance with the terms and provisions of this Escrow Agreement.

                4. Investment of Escrow Fund. The Escrow Fund shall be held and invested or reinvested by the Escrow Agent solely in cash or three-month or six-month U.S. treasury bills, and otherwise upon and in accordance with the written instructions of the Company and the Purchasers. Investments of monies in the Escrow Fund shall be made in the foregoing securities in a manner that will ensure that such investments mature or may be redeemed or may be subject to liquidation by sale or otherwise at the option of the Escrow Agent at such time as may be necessary to make timely disbursements from said Escrow Fund. The Escrow Agent may from time to time sell such investments and reinvest the proceeds therefrom in other investments of the type described in this Section 4. The Escrow Fund shall be credited with all proceeds of sale and income from such investment.


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                5.      Term. Subject to claims against the Escrow Fund as
                        hereinafter provided, the term of this Escrow Agreement shall terminate upon the earlier of (a) the date on which the Escrow Fund shall have been reduced to zero;
                        (b) the date on which the Company shall have repaid all of the Escrow Notes from any source of funds whatsoever; and (c) August 25, 2003 (the "Escrow Expiration Date").

                6. Disbursement of Monies in the Escrow Fund Prior to Escrow Termination Date. On each occasion that the Company shall execute and deliver a written notice substantially in the form of Exhibit A hereto (each, a "Disbursement Notice") to the Escrow Agent providing the Escrow Agent with disbursement instructions for all or any part of the Escrow Fund, the Escrow Agent shall disburse the portion of the Escrow Fund referred to in such notice in accordance with the instructions contained in such notice.

                7. Disbursement of Monies in the Escrow Fund on Default or on the Escrow Termination Date. On the earlier of (A) any date on which there shall occur a Default, an Event of Default, or an event that with the lapse of time or the giving of notice or both, shall constitute an Event of Default with respect to the Securities Purchase Agreement, the Notes or any of the Ancillary Agreements (the "Default Date") and unless the Purchasers shall have waived the provisions of this Section 7 with respect to a particular Default Date within five (5) Business Days after such Default Date, or (B) the Escrow Expiration Date, the Escrow Agent shall apply any remaining amounts in the Escrow Fund in the following order of priority: (A) to the Purchasers, an amount equal to all accrued unpaid past due interest on the Notes; (B) to the Purchasers, an amount equal to all accrued unpaid interest due on the Notes; (C) to the Purchasers, all accrued unpaid and past due amounts under the Securities Purchase Agreement, the Notes and any of the Ancillary Agreements; (D) to the Purchasers, all other accrued unpaid amounts under the Securities Purchase Agreement, the Notes and any of the Ancillary Agreements;(E) the aggregate principal amount outstanding under the Notes; and (F) to the Company;


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provided however, that the Escrow Agent shall not be required to make any disbursements with respect to a Default Date until it shall have received a notice from the Purchasers under this Section 7 in substantially the form set forth in Exhibit B attached hereto, and further provided that it shall make such disbursement as set forth above promptly after receipt of such notice from the Purchasers.

                8. Escrow Agent. The Escrow Agent shall be an Eligible Institution as that term is defined in the Securities Purchase Agreement. The duties of the Escrow Agent, hereunder shall be entirely administrative and not discretionary. The Escrow Agent shall be obligated to act only in accordance with written instructions received by it as provided in this Escrow Agreement and is authorized hereby to comply with such written instructions, any orders, judgments or decrees of any court with proper jurisdiction and shall not be liable as a result of its compliance with the same.

                        a. As to any legal questions arising in connection with the administration of this Escrow Agreement, the Escrow Agent may rely absolutely upon the opinions given to it by its counsel and shall be free of liability (except for liability arising from its own gross negligence or wilful misconduct), for acting in reliance on such opinions.

                        b. The Escrow Agent may rely absolutely upon the genuineness and authorization of the signature and purported signature of any party upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Escrow Agreement.

                        c. The Escrow Agent may, as a condition to the disbursement of monies or disposition of securities as provided herein, require from the payee or recipient a receipt therefor and, upon final payment or disposition, a release of the Escrow Agent from any liability arising out of its execution or performance of this Escrow Agreement, such release to be in a form satisfactory to the Escrow Agent.

                        d. The parties agree that any compensation due to the Escrow Agent for its services


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                                hereunder shall be paid entirely by the Company.

                9.      Indemnity.

                        a. The Purchasers and the Company agree to and hereby waive any suit, claim, demand or cause of action of any kind which they or it may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the wilful misconduct, gross negligence or bad faith of the Escrow Agent. The Purchasers and the Company further agree, jointly and severally, to indemnify the Escrow Agent against and from any and all claims, demands, costs, liabilities and expenses, including reasonable counsel fees, which may be asserted against it or to which it may be exposed or which it may incur by reason of its execution or performance of this Escrow Agreement, except such claims, demands, costs, liabilities and expenses that are based upon or the result of the wilful misconduct, gross negligence or bad faith of the Escrow Agent. Such agreement to indemnify shall survive the termination of this Escrow Agreement until extinguished by any applicable statute of limitations.

                        b. In case any litigation is brought against the Escrow Agent in respect of which indemnity may be sought hereunder, the Escrow Agent shall give prompt notice of that litigation to the Purchasers and the Company and the Purchasers and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of such litigation, provided that failure of the Escrow Agent to give that notice shall not relieve the Purchasers or the Company from any of their obligations under this
                                Section 9 unless that failure prejudices the defense of such litigation by said parties. At its own expense, the Escrow Agent may employ separate counsel and participate in the defense. The Purchasers and the Company shall not be liable hereunder pursuant to any settlement without their respective consents.


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                10.     Acknowledgment by the Escrow Agent. By execution and
                        delivery of this Escrow Agreement, the Escrow Agent acknowledges that the terms and provisions of this Escrow Agreement are acceptable to it and it agrees to carry out the provisions of this Escrow Agreement on its part.

                11.     Resignation or Removal of Escrow Agent; Successors.

                        a. The Escrow Agent may resign as such following the giving of ten (10) days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of ten (10) days' prior written notice to the Escrow Agent by the Purchasers and the Company. In either event, subject to subsection 11(b), the duties of the Escrow Agent shall terminate ten (10) days after the date of such notice (or as of such earlier date as may be mutually agreeable among the parties hereto); and the Escrow Agent shall then deliver the balance of the Escrow Fund then in its possession to a successor Escrow Agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent. Any successor Escrow Agent appointed hereunder shall be an Eligible Institution (as that term is defined in the Securities Purchase Agreement), that is appointed by the Purchasers and the Company.

                        b. If for any reason any bank or trust company is unwilling to serve as successor Escrow Agent and if the other parties hereto are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of ten (10) days following the date of the notice of resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief and until any such appointment is made or appropriate relief granted, the then acting Escrow Agent shall continue as the Escrow Agent; and any such resulting appointment shall be binding upon all of the Parties hereto.

                        C. Every successor appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Purchasers and the Company, an instrument in writing accepting such appointment hereunder, and thereupon such successor, without


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                                any further act, shall become fully vested with
                                all the duties, responsibilities and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor or any of the parties hereto, execute and deliver an instrument or instruments transferring to such successor all the rights of such predecessor hereunder, and shall duly assign, transfer and deliver all property, securities and monies held by it pursuant to this Escrow Agreement to its successor. Should any instrument be required by any successor for more fully vesting in such successor the duties, responsibilities and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on the request of any of the parties hereto, be executed, acknowledged and delivered by the predecessor or any other party so requested.

                        d. In the event of an appointment of a successor, the predecessor shall cease to be custodian of any funds, securities or other assets and records it may hold pursuant to this Escrow Agreement, and the successor shall become such custodian.

                        e. Upon acknowledgment by any successor Escrow Agent of the receipt of the then remaining balance of the Escrow Fund, which acknowledgment shall be given promptly after such receipt, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement.

                12. Entire Agreement, Amendments and Waivers. This Escrow Agreement contains the entire agreement (including representations, warranties and covenants) among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, discussions, arrangements or understandings with respect thereto. No amendment, supplement, modification or waiver of this Escrow Agreement shall be binding unless executed in writing by the Escrow Agent, the Required Holders (as that term is defined in the Securities Purchase Agreement) and the Company, provided however that, except with the prior written consent of one hundred percent (100%) of the Purchasers, no amendment to this Agreement can affect the time, amount or allocation of any payments, change the percentage


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                        specified in the definition of Required Holders as
                        contained in the Securities Purchase Agreement or consent to the assignment or transfer by the Company or any of its Subsidiaries of their respective obligations under this Agreement. Any amendment or waiver of any provision herein shall be effective only for the purposes and period of time expressly set forth therein and shall not entitle the Company to any other waiver or amendment in similar or other circumstances. No course of dealing between the Company and any Purchaser, nor any failure to exercise or any delay in exercising on the part of the Purchasers, any right, remedy, power or privilege herein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other right, remedy, power or privilege. The rights, remedies, powers and privileges hereunder are cumulative and not exclusive of any rights remedies, powers and privileges provided by law. In addition to the remedies provided in this Escrow Agreement, any party may pursue any and all remedies now or hereafter existing at Law or in equity.

                13. Execution in Counterparts. This Escrow Agreement may be executed in one or more counterparts each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

                14. Severability. If any provision of this Escrow Agreement, or any covenant, obligation or agreement contained herein is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement contained herein, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

                15. Captions. The captions and headings in this Escrow Agreement shall be solely for convenience of reference and shall in no way define, limit or


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                        describe the scope or intent of any provisions or
                        sections of this Escrow Agreement.

                16. Notices. All notices, requests, consents or other communications which are required or permitted hereunder shall be in writing and shall be deemed to be sufficiently given when delivered personally, mailed by registered or certified mail, postage prepaid, or nationwide overnight delivery service (with charges prepaid) and addressed as follows:

if to the Purchasers:

                           Northstar High Total Return
                           Northstar High Total Return II
                           Northstar High Yield Fund
                           Northstar Strategic Income Fund
                           300 First Stamford Place
                           Stamford, Connecticut 06902
                           Attention: Mr. Michael A. Graves

                           With a copy to:

                           Reboul, MacMurray, Hewitt, Maynard
                                   & Kristol
                           45 Rockefeller Plaza
                           New York, New York   10111
                           Attention: Karen C. Wiedemann

                           a.     if to the Company:

                           Intracel Corporation
                           2005 N.W. Sammamish Road
                           Issaqua, Washington 98027
                           Attention: Simon R. McKenzie
                                      Chief Executive Officer

                           b.     if to the Escrow Agent:

                           c.     Bank of America NT & SA
                                  doing business as
                                  Seattle First National Bank
                                  10500 Northeast 8th Street
                                  Floor 5
                                  Bellevue, Washington 98004

or, in any such case, at such other addresses or addresses as shall have been furnished in writing by such party to the other. Any notice given hereunder shall be deemed given and delivered three (3) Business Days after mailing by mail, or one day after


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delivery to an overnight express service for next day delivery, or upon delivery, if personally delivered, as the case may be.

                17. Expenses. The Company shall pay its own expenses and the expenses of the Purchasers in connection with the transactions contemplated hereby, including, but not limited to, the execution and enforcement of this Agreement and any indemnity payments by Purchasers to the Escrow Agent in accordance with Section 9 hereto.

                18. Successors. This Escrow Agreement shall be binding upon, and inure to the benefit of the successors and assignees of the parties hereto (including without limitation, in the case of Purchaser and Seller, by merger), and no other person shall have any right, benefit or obligation hereunder.

                19. Applicable Law. This Escrow Agreement shall be governed by and construed and enforced in accordance with the internal laws (and not the laws of conflicts) of the State of New York as permitted by Section 5-401 of the New York General Obligations Law (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than New York. Each of the parties hereto hereby (i) submits for itself and its respective Assets to the nonexclusive general jurisdiction of the Courts of the State of New York, County of New York and the Courts of the United States of America for the Southern District of New York, (ii) irrevocably agrees that, at the Purchasers' election, all actions or proceedings arising out of or relating to this Escrow Agreement may be litigated in such courts,
                        (iii) waives any objection that it may have to the venue of any such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to it at its address set forth in or determined pursuant Section 16 of this Agreement.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be executed on its behalf as of the day and year first above written.


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                         NORTHSTAR HIGH TOTAL RETURN FUND


                         By: /s/ MICHAEL A. GRAVES
                             -------------------------------
                         Name: Michael A. Graves
                         Title: Vice President


                         NORTHSTAR HIGH TOTAL RETURN FUND II


                         By: /s/ MICHAEL A. GRAVES
                             -------------------------------
                         Name: Michael A. Graves
                         Title: Vice President

                         NORTHSTAR HIGH YIELD FUND

                         By: /s/ MICHAEL A. GRAVES
                             -------------------------------
                         Name: Michael A. Graves
                         Title: Vice President


                         NORTHSTAR STRATEGIC INCOME FUND

                         By: /s/ MICHAEL A. GRAVES
                             -------------------------------
                         Name: Michael A. Graves
                         Title: Vice President


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                         INTRACEL CORPORATION

                         By /s/ SIMON R. MCKENZIE
                            -------------------------------
                         Name: Simon R. McKenzie
                         Title: Chief Executive Officer

                         Bank of America NT & SA
                         doing business as
                         Seattle First National Bank

                         By:
                           -------------------------------
                         Name:
                         Title:


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                    INTRACEL CORPORATION

                    By /s/ SIMON R. MCKENZIE
                       -------------------------------
                    Name: Simon R. McKenzie
                    Title: Chief Executive Officer

                    Bank of America NT & SA
                    doing business as
                    Seattle First National Bank

                    By: /s/ C. TAYLOR
                      -------------------------------
                    Name: Christopher J. Taylor
                    Title: Assistant Vice-President and Relationship Officer
                           Seafirst Investment Management
                           and Trust Services


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